Exhibit 99.7

Restricted Stock Award (#)

CONSTRUCTION PARTNERS, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD CERTIFICATE

THIS IS TO CERTIFY that Construction Partners, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) the right to receive Shares of Common Stock under its 2018 Equity Incentive Plan (the “Plan”), as follows:

Name of Participant:

Address of Participant:

Number of Shares:

Purchase Price:	$

Date of Grant:

Acceptance Expiration Date:	15 days after the Participant’s receipt of this Certificate and the accompanying Restricted Stock Award Agreement

Vesting Commencement Date:
Vesting Schedule:	The Restricted Shares shall vest as set forth on Exhibit A

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the accompanying Restricted Stock Award Agreement and the Plan (each incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock rights granted under this Certificate and the related Restricted Stock Award Agreement and to receive the shares of Restricted Stock designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

PARTICIPANT	CONSTRUCTION PARTNERS, INC.

By:
Name: , an individual	Title:

Dated:	Dated:

Construction Partners, Inc. 2018 Equity Incentive Plan

Restricted Stock Award Certificate

Exhibit A

Performance Vesting Conditions

Performance Period:	Date of Grant through the four (4) year anniversary of the Date of Grant (the “Performance Period”).

Vesting Date:	One hundred percent (100%) of the Restricted Shares shall vest on the later of: (i) the Closing of the Transaction, and (ii) the first Trading Day that the closing price of the Common Stock on the Trading Market equals or exceeds $88.00. All conditions must be satisfied during the Performance Period for the Restricted Shares to vest. Any and all Restricted Shares that have not vested by the end of the Performance Period shall be forfeited immediately following the end of the Performance Period.

Definitions:

For purposes of this Exhibit A, the following terms shall have the meanings set forth below:

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Purchase Agreement” means that certain Unit Purchase Agreement, executed on or about October 20, 2024, by and among Asphalt Inc., LLC (doing business as Lone Star Paving), a Texas limited liability company, the individual sellers listed on the signature page hereto, John J. Wheeler, in his capacity as the sellers’ representative thereunder, and the Company.

“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable Trading Market or in the applicable securities market.

“Trading Market” means the primary securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” means the transactions contemplated under the Purchase Agreement, pursuant to which the Company will acquire one hundred percent (100%) of the outstanding equity of Asphalt Inc., LLC.

Construction Partners, Inc. 2018 Equity Incentive Plan

Restricted Stock Award Certificate, Exhibit A

CONSTRUCTION PARTNERS, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”), is entered into on the Date of Grant, subject to the Participant’s acceptance of the terms of the Agreement evidenced by the Participant’s signature on the Restricted Stock Award Certificate accompanying this Agreement (the “Certificate”), by and between Construction Partners, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Under the Construction Partners, Inc. 2018 Equity Incentive Plan (the “Plan”), the Administrator has authorized the grant to the Participant of the right to receive Shares (the “Award”), under the terms and subject to the conditions set forth in this Agreement and the Plan. Capitalized terms not otherwise defined in the Agreement have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Basis for Award. This Award is granted under the Plan for valid consideration provided to the Company by the Participant. By the Participant’s execution of the Certificate, the Participant agrees to accept the Restricted Stock Award rights granted under the Certificate and this Agreement and to receive the shares of Restricted Stock of the Company designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.

2. Restricted Stock Award. The Company hereby awards and grants to the Participant, for valid consideration with a value in excess of the aggregate par value of the Common Stock awarded to the Participant, the number of Shares set forth in the Certificate, which are subject to the restrictions and conditions set forth in the Plan, the Certificate and in this Agreement (the “Restricted Shares”). If a stock certificate is issued in respect of the Restricted Shares, the stock certificate will be deposited and held in the custody of the Company for the Participant’s account as provided in Section 4 hereof until the Restricted Shares become vested and all restrictions thereon have lapsed. The Participant acknowledges and agrees that the Shares may be issued as a book entry with the Company’s transfer agent and that no physical certificates need be issued.

3. Vesting. The Restricted Shares will vest and restrictions on transfer will lapse under the Vesting Schedule set forth in the Certificate, on condition that the Participant is still then in Continuous Service. If the Participant ceases Continuous Service for any reason the Participant will immediately forfeit the Restricted Shares standing in the name of the Participant on the books of the Company that have not vested and as to which restrictions have not lapsed (“Unvested Shares”) and such Unvested Shares will be cancelled as outstanding Shares.

(a) Forfeiture of Unvested Shares. If Unvested Shares do not become vested on or before the expiration of the period during which the applicable vesting conditions must occur, such Unvested Shares will be automatically forfeited and cancelled as outstanding Shares immediately on the occurrence of the event or period after which such Unvested Shares may no longer become vested.

Construction Partners, Inc. 2018 Equity Incentive Plan

Restricted Stock Award Agreement

(b) Restriction on Transfer of Unvested Shares. The Participant is not permitted to transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Unvested Shares, except as permitted by this Agreement.

4. Holding of Unvested Shares. The Company will hold all of the Unvested Shares in its custody until they become vested, at which time such vested Restricted Shares will no longer constitute Unvested Shares. If requested by the Company, the Participant shall execute and deliver to the Company, concurrently with the execution of this Agreement (or, if requested by the Company, from time to time thereafter during the Restricted Period) blank stock powers for use in connection with the transfer to the Company or its designee of Unvested Shares that do not become vested. On the lapse of the forfeiture conditions and non-transferability restrictions thereon the Company will release the Shares that become vested to the Participant.

5. Rights as a Stockholder, Dividends. Subject to the terms of this Agreement, the Participant will have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive any dividends thereon; provided that any dividends paid with respect to Unvested Shares will be held by the Company and will not be paid to the Participant until the Unvested Shares with respect to which the dividends were paid become vested and are no longer subject to forfeiture and restrictions on transfer. If the Unvested Shares to which dividends held by the Company relate are subsequently forfeited, such dividends will automatically be forfeited by the Participant and returned to the Company.

6. Compliance with Laws and Regulations. The issuance and transfer of Common Stock is subject to the Company’s and the Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission, foreign securities regulatory authority or any securities exchange to effect such compliance.

7. Tax Withholding

(a) As a condition to the release of Shares and lapse of restrictions on transfer, no later than the first to occur of (i) the date as of which all or any of the Restricted Shares vest and the restrictions on their transfer lapse or (ii) the date required by Section 7(b), the Participant must pay to the Company any federal, state or local taxes required by law to be withheld with respect to the Restricted Shares that vest. In addition to the Company’s right to withhold from any compensation paid to the Participant by the Company, the Participant may provide for payment of withholding taxes in full by cash or check or, if the Administrator permits, by one or more of the alternative methods of payment set forth in the Plan.

(b) The Participant may elect, within 30 days of the Date of Grant, to include in gross income for federal income tax purposes under Section 83(b) of the Code, an amount equal to the aggregate Fair Market Value on the Date of Grant of the Restricted Shares, less the amount paid, if any, by the Participant (other than in the form of services) for the Restricted Shares). In connection with any such election, the Participant must promptly provide the Company with a copy of the election as filed with the Internal Revenue Service and pay to the Company, or make such other arrangements satisfactory to the Administrator to pay to the Company based on the Fair Market Value of the Restricted Shares on the Date of Grant, any federal, state or local taxes required by law to be withheld with respect to the Restricted Shares at the time of the election. If the Participant fails to make such payments, the Company will have the right to deduct from any payment of any kind otherwise due to Participant, to the extent permitted by law, any federal, state or local taxes required to be withheld with respect to the Restricted Shares.

Construction Partners, Inc. 2018 Equity Incentive Plan

Restricted Stock Award Agreement

8. No Right to Continued Service. Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or its Affiliates to terminate the Participant’s Continuous Service at any time.

9. Representations and Warranties of the Participant. The Participant represents and warrants to the Company as follows:

(a) Acknowledgment and Agreement to Terms of the Plan. The Participant acknowledges receipt of a copy of the Plan, the Certificate, this Agreement and the prospectus covering the Shares reserved for issuance under the Plan. The Participant has read and understands the terms of the Plan, the Certificate and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences on the vesting of Restricted Shares or disposition of the Shares once vested, and that the Participant should consult a tax advisor before such time.

(b) Stock Ownership. The Participant is the record and beneficial owner of the Restricted Shares with full right and power to transfer the Unvested Shares to the Company free and clear of any liens, claims or encumbrances, and the Participant understands that if a stock certificate is issued in respect of the Restricted Shares, the stock certificate will bear a legend referencing this Agreement.

(c) Rule 144. The Participant understands that Rule 144 under the Securities Act may indefinitely restrict transfer of the Common Stock if the Participant is an “affiliate” of the Company (as defined in Rule 144), or for up to one year if “current public information” about the Company (as defined in Rule 144) is not publicly available regardless of whether the Participant is an affiliate of the Company.

10. Compliance with Securities Laws. The Participant understands and acknowledges that, notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Restricted Shares is expressly conditioned on compliance with the Securities Act and all applicable federal, state and foreign securities laws. The Participant agrees to cooperate with the Company to ensure compliance with such laws.

11. Capitalization Adjustments. If, as a result of any capitalization adjustment under the Plan, the Participant becomes entitled to receive additional Shares or other securities (“Additional Securities”) in respect of the Unvested Shares, the Additional Securities will be Unvested Shares, and the total number of Unvested Shares will be equal to the sum of (i) the initial Unvested Shares and (ii) the number of Additional Securities issued or issuable in respect of the initial Unvested Shares and any Additional Securities previously issued to the Participant.

12. Restrictive Legends and Stop-Transfer Orders

(a) Legends. If a stock certificate is issued in respect of the Restricted Shares, the Company will place the legend set forth below or similar legends on any such stock certificate, together with any other legends that may be required by federal, state or foreign securities laws, the Company’s articles of incorporation or bylaws, any other agreement between the Participant and the Company or any agreement between the Participant and any third party:

Construction Partners, Inc. 2018 Equity Incentive Plan

Restricted Stock Award Agreement

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC RESALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

The Company will remove the above legend at such time as the Shares in question are no longer subject to restrictions on public resale and transfer under this Agreement. Any legends required by applicable federal, state or foreign securities laws will be removed at such time as such legends are no longer required.

(b) Stop-Transfer Instructions. To ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own Common Stock, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of this Agreement; or (ii) to treat as owner of the Restricted Shares, or to accord the right to vote or pay dividends to, any purchaser or other transferee to whom the Restricted Shares have been transferred.

13. General Terms

(a) Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Administrator for review. The Administrator’s resolution of such dispute will be final and binding on the Company and the Participant.

(b) Entire Agreement. The Plan and the Certificate are incorporated in this Agreement by reference, and the Participant hereby acknowledges that a copy of each has been made available to the Participant. This Agreement, the Certificate and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of a conflict or inconsistency between the terms and conditions of this Agreement, the Certificate and the Plan, the Plan will govern.

(c) Modification. The Agreement may be modified only in writing signed by both parties.

(d) Notices. Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant must be in writing and addressed to the Participant at the address indicated on the Certificate or to such other address as the Participant designates in writing to the Company. All notices will be deemed to have been delivered: (i) on personal delivery, (ii) five days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) two business days after deposit with any return receipt express courier (prepaid) or (iv) one business day after transmission by fax or email.

(e) Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding on and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement is binding on the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

Construction Partners, Inc. 2018 Equity Incentive Plan

Restricted Stock Award Agreement

(f) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Construction Partners, Inc. 2018 Equity Incentive Plan

Restricted Stock Award Agreement